UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Oregon Pacific Bancorp

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OREGON PACIFIC BANCORP

March 29, 2007

Dear Shareholder:

On behalf of the Board of Directors, it is my pleasure to extend to you an invitation to attend the 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) of Oregon Pacific Bancorp (the “Company”). We hope you can join us. The 2007 Annual Meeting will be held at:

Place:	Oregon Pacific Bank	Date:	Thursday, April 26, 2007
1355 Highway 101
Florence, OR 97439	Time:	7:00 p.m.

The Notice of Annual Meeting, Proxy Statement and Annual Report accompany this letter. The Proxy Statement describes the business to be transacted at the 2007 Annual Meeting and provides other information concerning the Company. The principal business to be transacted at the 2007 Annual Meeting will be the election of directors in Class B whose terms expire in 2007 to three-year terms to serve on the Company’s Board of Directors and any other matters as may be properly raised at the 2007 annual meeting.

After careful consideration, the Board of Directors unanimously recommends that shareholders vote FOR the election of the nominated directors to three-year terms.

We know that many of our shareholders will be unable to attend the 2007 Annual Meeting. We are therefore soliciting proxies so that each shareholder has an opportunity to vote on all matters scheduled to come before the meeting. Whether or not you plan to attend the 2007 Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you give in your proxy card. You may, of course, attend the 2007 Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,

A.J. Brauer, M.D.
Chairman of the Board

IMPORTANT

A proxy card is enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the 2007 Annual Meeting may personally vote on all matters considered at the meeting, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

OREGON PACIFIC BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, April 26, 2007
Time:	7:00 p.m.
Place:	1355 Highway 101 Florence, OR 97439
Purpose:	To elect members of the Board of Directors, whose terms are described in the proxy statement.
To conduct other business properly raised before the meeting and any adjournment or postponements of the meeting.
Record Date:	You may vote if you were a stockholder of record of our common stock on March 9, 2007.
Proxy Voting:
Your vote is important. You may vote in one of three ways: (1) in person at the meeting, (2) by signing, dating and returning your proxy card in the enclosed postage-paid envelope, or (3) for shares registered in the name of a brokerage firm or bank, shares may be voted as outlined in the voting instruction form provided by the brokerage firms, banks or nominees.

On behalf of the Board of Directors

JOANNE FORSBERG
Secretary and Chief Financial Officer
Florence, Oregon March 29, 3007

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE 2007 ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING, WE URGE YOU TO VOTE YOUR PROXY OR BY MAIL USING THE ENCLOSED POSTAGE- PREPAID ENVELOPE.

PROXY STATEMENT
OF
OREGON PACIFIC BANCORP
1355 Highway 101
Florence, Oregon 97439

ANNUAL MEETING OF SHAREHOLDERS
April 26, 2007

This Proxy Statement is furnished by the Board of Directors (“Board”) of Oregon Pacific Bancorp (the “Company”), an Oregon Corporation and financial holding company, in connection with the solicitation of proxies by the Company Board of Directors for use at the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”), to be held at 7:00 p.m. Pacific Time on April 26, 2007 at the Oregon Pacific Bank’s (the “Bank”) principal executive offices, 1355 Highway 101, Florence, Oregon 97439. This Proxy Statement and the enclosed proxy card are first being mailed to Company shareholders on or about March 29, 2007. The Company’s 2006 Annual Report to Shareholders is being mailed to Company shareholders with this Proxy Statement.

Summary of Proposals

At the meeting, shareholders will vote to elect four persons to the Board of Directors to serve until the annual meeting of shareholders in 2010. The Board of Directors has nominated Thomas K. Grove, Robert R. King, Jon Thompson, and James P. Clark (“Nominees”) to serve for three-year terms beginning on April 26, 2007. Mssers. Grove, King, and Thompson are current board members. Mr. Clark was promoted to serve as the President and Chief Executive Officer of the Company and the Bank effective January 1, 2007 and chosen to serve on both boards at that time. The Board unanimously recommends voting for all of the Nominees. For more information about the Nominees and related information pertinent to the election of directors, please refer to the information set forth in Proposal No. 1.

VOTING AT THE MEETING

Who May Vote

The only class of issued and outstanding stock of the Company is its common stock, no par value (the “Common Stock”). Only holders of record of the Common Stock at the close of business on March 9, 2007 will be entitled to vote at the 2007 Annual Meeting.

Quorum and Voting

Each holder of Common Stock is entitled to one vote per share on each matter submitted to a vote at the 2007 Annual Meeting. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to that matter. A majority of the outstanding shares of Common Stock entitled to vote at the 2007 Annual Meeting, present in person or represented by proxy will constitute a quorum for the 2007 Annual Meeting.

Holders of shares of Common Stock are not entitled to cumulative voting rights in the election of directors. A nominee for election to the Board of Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the 2007 Annual Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstentions and other non--votes (including broker non-votes) are counted in determining whether a quorum exists at the 2007 Annual Meeting, but are not counted in determining whether a proposal is approved or in determining whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by an employee of the Bank on behalf of the Company’s transfer agent, Registrar and Trust Services.

Revocability of Proxies

A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy, at any time before it is exercised, by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the 2007 Annual Meeting and electing to vote in person. Attendance at the 2007 Annual Meeting, in and of itself, will not constitute revocation of a proxy. If no directions are specified, the shares will be voted (i) "FOR" the election of the directors to a three-year term recommended by the Board of Directors, and (ii) in accordance with the discretion of the named proxies, on other matters properly brought before the 2007 Annual Meeting.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of preparing, printing and mailing this Proxy Statement and the proxy solicited hereby will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and other employees of the Bank, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also ask brokerage firms, bank nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of the Common Stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

Director and Executive Officer Stock Ownership

The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value. As of March 9, 2007 there were approximately 2,191,035 shares of common stock outstanding and entitled to vote. As of March 1, 2007, directors and executive officers, together with their affiliates, had beneficial ownership of 429,124 common shares. These shares represent 19.6% of the total shares outstanding and entitled to vote at the meeting.

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BUSINESS OF THE MEETING

Proposal ONE: ELECTION OF DIRECTORS

The Company’s Articles of Incorporation authorize a Board of no less than seven (7) and no more than fifteen (15) directors who are divided into three classes serving staggered terms. Through the nominating committee, the Board has nominated the following persons for election as directors to serve three year terms following election or until his successor is qualified and elected, subject to earlier termination by death, disability, resignation or removal.

Thomas K. Grove, continuing director
Robert R. King, continuing director
Jon Thompson, continuing director
James P. Clark, new director

The election of the Nominees requires the affirmative vote of the holders of a simple majority (50%) of the Company’s issued and outstanding common stock entitled to vote on the matter. Shares eligible to be voted, for which a properly dated and executed proxy is received by the Secretary of the Company before the 2007 Annual Meeting, will be voted in accordance with any choice specified. Where no choice is specified, eligible shares will be voted for each Nominee. If any nominee is not available for election, the proxies will be voted by the named proxy holders for such substitute Nominee as the Board of Directors may designate. Management has no reason to believe any Nominee will be unavailable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE

Information With Respect to Nominees and Directors Whose Terms Continue

The following table sets forth the name of the Nominees for election as director and those who will continue to serve as such after the Annual Meeting. Also set forth is certain other information with respect to each current director’s age, the year he or she first became a director of the Company or of the Bank if he or she began service before the formation of the Company.

		Year First
		Elected	Term to
Director's name	Age	Director	Expire

Patricia Benetti	51	2004	2008
Doug Feldkamp	47	2004	2008
Marteen L. Wick	56	1997	2008
Lydia G. Brackney	68	1997	2009
A. J. Brauer	77	1979	2009
Richard L. Yecny	52	1994	2009
James P. Clark	48	2007	2010	(1)
Thomas K. Grove	61	1984	2010	(1)
Robert R. King	63	1979	2010	(1)
Jon Thompson	45	2004	2010	(1)

(1) Assuming the individual is elected.

Nominees

James P. Clark. Mr. Clark joined the Bank as Executive Vice President and Chief Credit Officer in December 2005 and was promoted to President and Chief Executive Officer of the Company and Bank on January 1, 2007. He worked for Umpqua Bank from 2002 to 2006 as Commercial Banking Center Manager. From 1999 through 2002, Mr. Clark was Senior Vice President and Credit Administrator for Columbia Trust Bank in the state of Washington.

Thomas K. Grove. Mr. Grove served as President, Chief Executive Officer, and Secretary, of the Bank since June 1984 and President and Chief Executive Officer of the Company in January 2003, until his retirement on December 31, 2006. Mr. Grove also serves or has served as a director of Peace Harbor Hospital, Friends of Florence, Siuslaw School District No. 97J, and Western Lane Community Development Corporation; as an officer of Oregon Dunes Restoration Council; and serves on the advisory board at Lane Community College, all nonprofit organizations located in the Florence, Oregon area. In 2006 Mr. Grove was elected as a director on the Peace Health System board.

Robert R. King. Mr. King has been the President and a principle shareholder of R&R King Logging, Inc., a logging company in Florence, Oregon, since 1967. He is also part owner of King Land & Cattle, LLC, a cattle ranch in the Florence area.

Jon Thompson.  Mr. Thompson is the president, general manager, and owner of KCST Radio in Florence that he launched in 1988. Mr. Thompson was a member of the board of Florence Food Share and is past president and board member of the Florence Area Chamber of Commerce. He also has served as chairman of the Rhododendron and Chowder, Blues and Brews festivals in Florence and the city’s Casino Task Force.

Directors Continuing in Office

Patricia Benetti. Ms. Benetti was the President and co-owner of The House of Myrtlewood, Inc., dba The Oregon Connection, a manufacturing and retail store in Coos Bay, Oregon from 1989 until the store was sold in 2006. She is the chairperson of the Coos Bay North Bend Promotions Committee and is also on the board of the Bay Area Chamber of Commerce. Ms. Benetti presently works with her husband, current Mayor of Coos Bay, Joe Benetti, at his business, Benetti’s Italian Restaurant in Coos Bay, Oregon.

Doug Feldkamp. Mr. Feldkamp has been President of Umpqua Dairy Products Co., a national award winning dairy product manufacturing company in Roseburg, Oregon, since 1989. Mr. Feldkamp, a Roseburg native, received a degree in business from Oregon State University. Mr. Feldkamp has served as a board member and or chairman to organizations such as the Roseburg Area Chamber of Commerce, Douglas County Library Foundation, the Public Works Commission, Umpqua Fishery Enhancement, the United Way, March of Dimes, and the Kiwanis Club. He currently holds an Executive Board position while chairing the Scout House Committee.

Marteen L. Wick. Ms. Wick has been the president of Kitchen Klutter, Inc., a retail kitchenware store in Florence, Oregon since 1995 and previously served as manager of that store from 1988 to 1994. She served until June 2006 as a director on the Florence Food Share board, and was recently voted Florence’s 2007 Citizen of the Year by the Chamber of Commerce.

Lydia G. Brackney. Ms. Brackney served as Secretary of and a teacher with Siuslaw School District in Florence, Oregon for nine years until her retirement in 1995.

A.J. Brauer, M.D. Dr. Brauer served as Chairman of the Board of Directors from 1979 until 1990 and again from 1993 to the present. Dr. Brauer operated a medical practice as a physician and surgeon in Florence, Oregon for 31 years until 1989, and then served as a medical missionary in Kenya from 1990 until his retirement in 1993. Dr. Brauer also serves as a director of Peace Harbor Hospital in Florence.

Richard L. Yecny. Mr. Yecny, a Certified Public Accountant, is Chief Financial Officer of Peace Health Siuslaw Region since January 2001.  From 1982 through 2000, he was a principal shareholder of Davis, Yecny & McCulloch, P.C., a certified public accounting firm with offices in Florence and formerly Reedsport, Oregon.  Mr. Yecny is also on the Lane Community College budget committee and is a board member and treasurer of Friends of Florence, Inc., a nonprofit organization located in Florence.

All of the directors serve also as a director of the Bank.

THE BOARD OF DIRECTORS COMPOSITION AND RESPONSIBILITIES

Board of Directors Composition and Leadership

The Board of Directors, a majority of whom are independent directors, currently consisted of nine directors through December 31, 2006 and increased to ten in 2007 with the inclusion of Jim Clark, the new president and CEO, at Mr. Grove’s retirement.

Compensation of Directors

2006 Non-employee Director Compensation
Name	Fees earned ($)	Non-Equity Incentive Plan Compensation ($)		Total ($)
Patricia Benetti	10,800	0	(1)	10,800
Lydia G. Brackney	10,800	0	(1)	10,800
A.J. Brauer	10,800	0	(1)	10,800
Doug Feldkamp	10,800	0	(1)	10,800
Robert R. King	10,800	0	(1)	10,800
Jon Thompson	10,800	0	(1)	10,800
Marteen L. Wick	10,800	0	(1)	10,800
Richard L. Yecny	10,800	0	(1)	10,800
(1)	The minimum threshold was not met that would have paid under the incentive plan.

During 2006, directors received $900 per month each as compensation for serving as a director. Directors are also eligible for a discretionary annual performance bonus. A bonus of $3,000 was awarded to each non-employee director in fiscal 2005 and paid in 2006. Pursuant to the 2003 Incentive Stock Plan the directors received all or a portion of their bonus in Company common stock, for which 1,686 shares were issued for this purpose.

On January 16, 2007, the Company adopted the 2006 Non-Employee Director Deferred Compensation Plan. The plan is designed to provide directors with the elective opportunity to defer up to 100% of their director fees.

Board Committees and Meetings of Oregon Pacific Bancorp

The Board of Directors of the Company held five meetings during fiscal 2006. Each director serving on the Board of Directors during 2006 was present for more than 80% of the aggregate number of all meetings of the Board of Directors held during the year the director was in office.

The Board of Directors has an Audit Committee that oversees actions taken by the independent auditors, which it has authority to hire, and the Bank’s examiners. The Committee is also responsible for oversight of the accounting and financial reporting processes including the review of financial disclosure to the public. The Audit Committee is also responsible for receiving and investigating all inquiries and complaints relating to Bancorp’s accounting and auditing procedures and policies. The Board has adopted an Audit Committee charter that is available on its website at www.opbc.com. The members of the Committee in fiscal 2006 were Messrs. Yecny, King, Feldkamp and Ms. Wick. The Audit Committee held eight meetings in fiscal 2006 and all members attended at least 87% of all meetings held during the year except for one member who attended 63% of the meetings. The Company has determined that one member of the audit committee, Mr. Yecny, qualifies as a “financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Bank Board Committees and Meetings

The Board of Directors of the Bank held one special and 12 regular meetings during fiscal 2006. Each director serving on the Bank Board of Directors during 2006 was present for more than 92% of the aggregate number of all meetings of the Board of Directors held during the year.

The Bank Board of Directors has a Trust Committee. The purpose of the Directors’ Trust Committee is to review any reportable transactions, pending litigation, compliance issues, and conflicts of interest for the Trust Department. All members of the Bank Board are members of the Trust Committee. The Directors’ Trust Committee held 4 meetings in fiscal 2006. One member missed one of the meetings.

The Bank Board of Directors also has a Compensation Committee. The Committee reviews the compensation of the Bank’s executive officers and sets compensation policies and guidelines. The members, excluding Mr. Grove, are responsible for establishing the compensation of the Chief Executive Officer. The members of the Committee in fiscal 2006 were Messrs. Brauer, Grove, Thompson, and Ms. Brackney and Ms. Benetti. One meeting was held during 2006, and all members attended the meeting.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

 The Board of Directors has adopted a process for shareholders to communicate with members of the Board of Directors by mail. The communication may be addressed to an individual member of the board, to the full board, or to a particular committee of the board, at the following address: c/o Corporate Secretary, Oregon Pacific Bancorp, P.O. Box 22000, Florence, OR 97439. This information is also available on the Company’s website at www.opbc.com.

CODE OF ETHICS

The Board of Directors has adopted a code of business conduct and ethics for the Company’s and Bank’s Chief Executive Officer and Chief Financial Officer and the Bank’s Chief Operating Officer, known as the Code of Ethics Policy. The Code of Ethics Policy requires, among other things, that the Company’s senior officers avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. A copy of the Code of Ethics Policy is posted on the Company’s website at www.opbc.com or is available free of charge upon written request. Please direct the request to Corporate Secretary, Oregon Pacific Bancorp, P.O. Box 22000, Florence, Oregon, 97439.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Certain Beneficial Owners and Management Ownership of Common Stock

The following table sets forth certain information, as of March 1, 2007 with respect to the beneficial ownership of the outstanding common stock by: (i) each of the directors and nominees and our executive officers; and (ii) our directors and executive officers as a group.

		Common Stock
		Beneficially	Percent
Beneficial Owner		Owned	of Class

Patricia Benetti	(1)	3,929	0.2%
Doug Feldkamp	(2)	9,287	0.4%
Marteen L. Wick	(3)	4,725	0.2%
Lydia G. Brackney	(4)	4,253	0.2%
A.J. Brauer	(5)	133,997	6.1%
Richard L. Yecny	(6)	5,028	0.2%
James P. Clark, CCO	(7)	405	0.0%
Thomas K. Grove, CEO & Pres.	(8)	112,653	5.1%
Robert R. King	(9)	135,255	6.2%
Jon Thompson	(10)	4,302	0.2%
Joanne Forsberg, CFO	(11)	8,581	0.4%
Don Mabry, COO	(12)	6,709	0.3%

All directors and executive officers as a group (12 persons)		429,124	19.6%

(1) All shares are owned jointly with Ms. Benetti’s husband, Joe Benetti.

(2) Includes 4,216 shares owned by Umpqua Dairy Products Company which Mr. Feldkamp has voting power.

(3) All shares are owned jointly with Ms. Wick’s husband, John Wick.

(4) All shares are owned individually.

(5) All shares are owned jointly with Dr. Brauer’s wife, Catherine Brauer.

(6) All shares are held in an Individual Retirement Account.

(7) All shares are owned jointly with Mr. Clark’s spouse, Paige Clark.

(8) Includes 66,947 shares jointly owned with Mr. Grove’s spouse, Sharon Grove, 20,311 shares held solely by Mr. Grove’s Individual Retirement Account, and 13,793 stock options which are exercisable. It also includes 11,602 shares beneficially owned solely by Mr. Grove’s spouse, of which Mr. Grove disclaims beneficial ownership.

(9) Includes 93,361 shares held jointly with Mr. King’s wife, Kay King. Also includes 40,788 shares, 13,596 of those shares each owned by sisters Bonnie Dodson, Joanne Daily, and Marilyn Davis to which Mr. King has voting power. Also includes 762 shares of the R. Justin King Trust, 140 shares held by Kay King as custodian for Will Ryan Pennington, and 205 shares held by Kay King as custodian for Dana Pennington all of which Mr. King disclaims beneficial ownership.

(10) All shares are owned jointly with Mr. Thompson’s wife, Pamela Thompson.

(11) Includes 3,084 shares jointly owned with Ms. Forsberg’s spouse, David Forsberg, 2,210 shares held solely by Ms. Forsberg’s Individual Retirement Account, and 3,287 stock options which are exercisable within 60 days.

(12) Includes 1,648 shares owned individually, 2,331 shares held solely by Mr. Mabry’s Individual Retirement Account, and 2,730 stock options which are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, Bank executive officers and persons who own 10% of the Company’s Common Stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 4 and 5. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s best knowledge and belief, all directors, executive officers and 10% stockholders were in compliance with such reporting requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consists of four outside directors, each of whom is determined to be independent for audit committee purposes as defined by the NASDAQ Listing Standards. The Board of Directors has affirmed that each member of the Audit Committee has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. The Committee operates under a written charter adopted by the Board of Directors. Director Yecny has been determined to be qualified as an Audit Committee financial expert as defined in Item 401 of Regulation S-K.

The Audit Committee provides assistance to the Board of Directors in fulfilling their oversight responsibilities relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the corporation. The purpose of the Committee is to serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system, review and appraise the audit effort of the Company’s independent accountants and internal auditing department, maintain free and open means of communication between the Board of Directors, the independent accountants, financial management, and the internal audit department.

The Audit Committee is responsible for assuring the independence of the independent auditor and for retention, supervision, and termination of the independent auditor. The independent auditor reports directly to the Audit Committee. The Committee must approve all non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to the Company, as prescribed by the Sarbanes-Oxley Act of 2002, thus payment amounts are limited and non-audit related engagements must be approved in advance. The Audit Committee determines the extent of funding that the Company must provide to it, and has determined that such amounts are sufficient to carry out its duties.

With respect to the year ended December 31, 2006, in addition to its other work, the Committee:

•	Reviewed and discussed with management the audited consolidated financial statements of the Company as of December 31, 2006 and the year then ended;
•
Discussed with Moss Adams LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent auditor during its examination of the Company’s financial statements;

•
Received from Moss Adams LLP written affirmation of their independence. In addition, discussed with the auditors the firm’s independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Members of the Company’s Audit Committee:
Richard L. Yecny, Chairman
Doug Feldkamp
Robert R. King
Marteen L. Wick

Note: Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement in future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

INDEPENDENT AUDITORS

The Audit Committee retained Moss Adams LLP, independent auditors, to audit the Company’s and the Bank’s financial statements for the fiscal year ending December 31, 2006. Representatives of Moss Adams LLP are not expected to be present at the 2006 Annual Meeting.

Audit Fees

The Company paid Moss Adams LLP $85,472 in 2006 for professional services rendered in connection with the audit of the Company’s financial statements and for the review of the Company's annual report to the SEC on Form 10-K and the Company’s quarterly financial statements for the first three quarters of 2006 and other fees. Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal year 2006 and 2005 by the Company's auditors for those respective years. The aggregate fees included in the Audit category were fees billed for the fiscal years for the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the fiscal years.

	2006	2005
Audit fees	$73,015	$55,140
Tax-Related Fees	-	-
All Other Fees	$20,097	$6,368

All Other Fees

The Company paid Moss Adams LLP $20,847 for all other services rendered to the Company and its subsidiaries during 2006. The Audit Committee considered whether the provision of these services by Moss Adams LLP is compatible with maintaining Moss Adams LLP's independence. (Moss Adams LLP performed no information systems design or implementation services for the Bank in 2006.)

The firm of Davis, McCulloch & Norton PC was paid $12,102 and $13,010 for tax work in 2006 and 2005, respectively. Other fees paid to them for services rendered were $10,189 in 2006 and $8,663 for 2005 which includes verification that loan underwriting meets guidelines for mortgages sold to a third party.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees our compensation programs. Our compensation programs include programs designed specifically for our executive officers, including the President and Chief Executive Officer (“CEO”) and other executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”).

The Board established the Compensation Committee to, among other things, review and approve the compensation levels of senior executives, evaluate their performance, and consider senior management succession issues and related matters for the Company.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to senior executives remains competitive relative to the compensation paid to similarly situated executives of our peer companies.

Executive Officers

The following information identifies the Bank’s executive officers at December 31, 2006. All executive officers serve at the discretion of the Board of Directors. The Bank has no written employment agreements with any of its executive officers. Mr. Clark’s compensation package, however, provides that in the event that his position is eliminated due to merger or acquisition during the first two years of his employment, he will receive a severance package of at least 12 months base salary.

			YEARS OF
			BANKING
NAME	AGE	POSITION	EXPERIENCE

Thomas K. Grove	61	President, Chief Executive Officer and Secretary	36
James P. Clark	48	Executive Vice President , Chief Credit Officer	23
Joanne Forsberg	55	Executive Vice President , Chief Financial Officer	8
Don Mabry	59	Executive Vice President, Chief Operating Officer	25

Mr. Grove’s and Mr. Clark’s biographical information is set forth under “Information With Respect to Nominees and Directors Whose Terms Continue” above.

Joanne Forsberg, a Certified Public Accountant, has been Controller or Chief Financial Officer of the Bank since May 1999 and has been an Executive Vice President since January 2006. She became Corporate Secretary and Chief Financial Officer of the Company in January 2003. Ms. Forsberg is a 2003 graduate of the Graduate School of Bank Investments and Financial Management; Moore Business School, University of South Carolina. Prior to joining the Bank Ms. Forsberg had fourteen years of experience as an accountant in the public and private sectors.

Don Mabry has served the Bank as Executive Vice President and Chief Operating Officer since January 2002. He worked for Umpqua Bank from January 2001 to January 2002 as Vice President and Manager, Credit Review. From August 1998 through January 2001, Mr. Mabry was the Compliance Officer of Valley of the Rogue Bank. He was a staff accountant at Moss Adams LLP from 1993 through 1998.

Family Relationships

There are no family relationships among the directors and executive officers of the Company.

General Compensation Philosophy

The Company’s executive compensation program is designed to attract, reward and retain key executive officers, to motivate executive officers to perform to the best of their abilities, and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing shareholder value. The Committee believes our current compensation package, wherein a significant portion of executive officer compensation is dependent upon the Bank’s strong and sustained financial performance, aligns their interests with those of the shareholder. The compensation package for our executive officers is comprised of four main components: Base salary, incentive bonus, equity compensation, and retirement benefits.

Base salary. Base salaries for executive officers are based upon recommendations to the Committee by the Chief Executive Officer, taking into account such factors as competitive industry salaries for similar sized institutions, an executive’s scope of responsibilities, and individual performance and contribution to the organization. The Bank’s Human Resources department obtains compensation data from a salary survey supplied by the Company’s accountants and compiled by independent compensation consultants or other surveys that reflect a peer group within the region, and provides data to the CEO and Committee for its consideration in connection with the determination of compensation levels. To the extent it deems appropriate, the Committee also considers general economic conditions within the area and within the industry. The Committee determines the base salary for the CEO. The Committee believes that base salaries on the lower end of the spectrum allow for a greater potential of incentive payouts yet do not put such a large drag on shareholder value when we perform below our peer group.

Incentive bonus. In 2006, executive officers were eligible to earn a percentage of their income before taxes based on the achievement of specific goals tied to return on equity, and in some instances income growth over the prior year. The Compensation Committee set the goals for specific levels of achievement before the beginning of the year along with a range of target levels. At year-end, the target level achieved for each performance measure is combined to arrive at the final incentive compensation award. Goals and target levels may differ from officer to officer. Target levels of performance are compared to a national peer group. No incentives are earned if the Bank doesn’t reach the 50th percentile of peer group performance. Peer group performance was chosen as the measurement as opposed to stock performance due to the small percentage of the number of shares trading of the Company’s common stock.

Equity compensation. A long-term incentive plan is generally made available to executive officers, as well as other levels of management, in the form of stock options. These provide an additional incentive to participate in the long-term success of the Company and to align the interests of shareholders and management. Dollar levels of options are based on officer level when granted but no specific amounts or timetables of awards have been set.

Retirement benefits. Retirement benefits have become an important element of a competitive compensation program for both attracting and retaining senior executives. The Bank’s executive compensation package includes matching contributions to its Simple IRA Plan up to 3% of compensation which is available to other employees as well. Certain senior officers have been selected to participate in the Bank’s Deferred Compensation Plan described below at “Post-Employment Payments and Benefits”.

Health and Welfare Plans. The Bank provides medical, dental, vision, life insurance and disability benefits to all eligible employees. The Named Executive Officers are eligible to participate in these benefit plans on the same basis as all other officers and employees.

Additionally, the Board may, at its sole discretion, award bonuses based upon an individual’s performance, contribution, and accomplishments during the past fiscal year, and/or based upon the Bank’s financial performance.

The Committee and the Board believe that our comprehensive executive compensation packages contribute to the continued success and growth of the Company and are an important factor in attracting and retaining qualified individuals to lead the Bank.

Executive Compensation Summary

The following table sets forth certain information regarding the compensation paid in 2006 to the Bank’s President and Chief Executive Officer, Thomas K. Grove; the Executive Vice President and Chief Financial Officer, Joanne Forsberg; and two additional named executive officers, the Executive Vice President and Chief Credit Officer, James P. Clark; and the Executive Vice President and Chief Operating Officer, Don Mabry or the Named Executive Officers. All executives were employed by the Bank for the entire year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Award ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)
Thomas K. Grove, President & CEO	2006	121,247	(5)	-	-	117,022	227,067	24,015	(6)	489,351
Joanne Forsberg, EVP & Chief Financial Officer	2006	90,200	(7)	-	3,224	11,496	12,737	-		117,657
James Clark, EVP & Chief Credit Officer	2006	110,000	(8)	-	8,060	11,496	141	-		129,697
Don Mabry, EVP & Chief Operating Officer	2006	92,800	(9)	-	3,224	11,496	12,218	-		119,738

(1)
The amounts in this column reflect the aggregate grant date fair value under FAS 123(R) of awards made during 2006. The assumptions we use in calculating these amounts are discussed in Note 14 to our financial statements for the year ended December 31, 2006, in our annual report.

(2)	Amount earned under the 2006 non-equity incentive bonus on achievement of first target bonus level.
(3)	Represents the change in value of our deferred compensation plan other than amounts deferred by participant.
(4)
Represents Company match to the Simple IRA Plan and perquisites for any NEO that in total exceed $10,000. Perquisites provided to all NEO’s in fiscal 2006 were club memberships, life insurance premiums exceeding $50,000, and usage of a company car was provided to Mr. Grove and Mr. Clark.

(5)
Effective December 31, 2006, Mr. Grove retired as President and Chief Executive Officer of Oregon Pacific Bank and Oregon Pacific Bancorp. He continues to serve as director on both boards. $12,500 was deferred under our deferred Simple IRA Plan.

(6)	Amount includes fees Mr. Grove received as a director ($10,800), auto received as retirement gift ($5,215), Simple Plan match ($4,080), and club dues ($2,663).
(7)	$12,000 was deferred under our deferred compensation plan and $3,120 was deferred under our deferred Simple IRA Plan.
(8)	$2,164 was deferred under our deferred compensation plan and $6,491 was deferred under our deferred Simple IRA Plan.
(9)	$11,328 was deferred under our deferred compensation plan and $2,787 was deferred under our deferred Simple IRA Plan.

Grants of Plan-Based Awards

SERVICE VESTED STOCK OPTION AWARDS IN 2006
Name	Grant Date	All other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(1)
Joanne Forsberg	1/17/2006	422	11.85	806
Joanne Forsberg	3/17/2006	1,266	11.85	2,418
James Clark	3/17/2006	4,220	11.85	8,060
Don Mabry	1/17/2006	844	11.85	1,612
Don Mabry	3/17/2006	844	11.85	1,612

(1)
Fair value associated with the award, as determined under FAS 123(R) that will be recognized by the Bank over the vesting period and are reflected in column (e) of the Summary Compensation Table. The assumptions we use in calculating these amounts are discussed in Note 14 to our financial statement for the year ended December 31, 2006, in our annual report.

Incentive stock options to the named executive officers were awarded under our 2003 Stock Incentive Plan which authorizes both stock options and other forms of stock-based compensation. Options granted in January 2006 vest 50% annually over two years. Options granted in March vest in five equal annual installments on the anniversary of the grant beginning March 17, 2008. Vesting is immediate if there is a change of control, at retirement at age 60 or later, or upon death if 50 percent had been exercisable. The 2003 Plan provides for an aggregate of 214,035 shares of the Company’s common stock to be granted to key employees or board members, of which 179,062 shares are available for awards.

The Company has not granted any stock awards other than options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding options outstanding to named executive officers at year-end:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas K. Grove	13,793	-	-	7.25	3/31/2007
Joanne Forsberg	2,597(2) - - -	- 690 422 1,266	- - - -	4.61 7.25 11.85 11.85	1/1/2011
					2/14/2009
					1/17/2010
					(1)
James Clark	-	4,220	-	11.85	(1)
Don Mabry	1,351 - - -	- 1,379 844 844	- - - -	7.40 7.25 11.85 11.85	3/17/2008
					2/14/2009
					1/17/2010
					(1)

(1)	Options vest in five equal annual installments on each anniversary of the date of grant beginning 3/17/08 and have a two-year exercise period with the last installment expiring on 3/17/14.
(2)	These stock options were previously awarded under the Bank’s 1994 Incentive Stock Option Plan with a five-year vesting period and an additional five-year exercise period.

Option Exercises

Option Exercises
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Thomas K. Grove	-	-
Joanne Forsberg	2,600	19,994
James Clark	-	-
Don Mabry	1,612	9,511

Two of the Company’s Named Executive Officers exercised stock options in 2006. The value realized on exercise is the difference between the exercise price and selling price multiplied by the number of options exercised on the day of exercise.

Post-Employment Payments and Benefits

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE FISCAL YEAR
Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas K. Grove	454,258	(1)	-	227,067	-	1,893,905
Joanne Forsberg	47,673	(2)	-	12,737	-	105,937
James Clark	2,164	(3)	-	141	-	2,305
Don Mabry	50,965	(4)	-	12,218	-	101,549

(1)
$117,022 of this is reported in the non-equity incentive plan compensation column (f) of the Summary Compensation Table and $337,236 was non-equity incentive plan compensation earned in 2005 and deferred when payable in 2006.

(2)	$12,000 of this amount is reported in the salary column (c) and $35,673 was non-equity incentive plan compensation earned in 2005 and deferred when payable in 2006.
(3)	This amount is reported in the salary column (c).
(4)	$11,328 of this amount is reported in the salary column (c) and $39,637 was non-equity incentive plan compensation earned in 2005 and deferred when payable in 2006.

The Bank established in 1995 and amended in 2003 the Deferred Compensation and Incentive Plan. A new plan effective January 1, 2005 was written to comply with section 409A of the tax code which effectively created a second plan with the amounts in the prior plan grandfathered with pre-section 409A rules (the 2005 OPBC Deferred Compensation Plan or the “Plan”). (While the final regulations under Section 409A of the IRC, which is applicable to non-qualified deferred compensation arrangements, have not been issued, the Bank designs and operates its officer compensation plans with the intent to be in good faith compliance with the statutory provisions that were effective January 1, 2005). The Plan provides for certain senior officers of the Bank selected by the Board to defer up to 50% of salary and 100% of annual incentive compensation with a minimum $5,000 annual contribution required. Contribution elections can be changed annually. Participants are required to contribute 50% of incentive compensation to the Plan. Amounts deferred are credited to a bookkeeping deferred compensation account maintained by the Bank for each participant in the Plan. The Bank has no obligation to fund its liability under the Plan, and the deferred compensation accounts under the Plan remain the property of the Bank until distributed to the participants. A participant's elected deferral is 100% vested at all times.

Under the Deferred Compensation and Incentive Plan, only the payment of the compensation earned is deferred. There is no deferral of the expense in the Company’s financial statements related to the participant’s deferred compensation and investment earnings. Salary, bonuses, and investment earnings on deferred balances will be charged to our income statement as an expense in the period in which the participant earned the compensation.

The Bank pays an amount equal to the Bank’s average return on equity as interest on deferrals. The Bank’s contributions under the Plan are vested on the first to occur of the following events: (i) the participant's death or disability while employed by the Bank; (ii) the participant's retirement; (iii) termination of the Plan; or (iv) termination of the participant's employment with the Bank. Participants are entitled to the value of the vested portion of their deferred compensation accounts after the occurrence of one of the vesting events described in the preceding sentence. Required incentive compensation contributions to the plan are at risk until vested evenly over a five-year vesting schedule. As of December 31, 2006 the Bank’s liability to the seven participants in the Plan was $2,294,529.

COMPENSATION COMMITTEE REPORT

The Bank Compensation Committee submits the following report on executive compensation for fiscal 2006. The Compensation Committee is responsible to develop executive compensation programs to retain and motivate executive officers and to ensure that their interests are aligned with the interests of the Company’s shareholders. The Bank’s policy is to offer competitive compensation opportunities for its employees based on a combination of factors, including Bank growth, financial performance, and the individual’s personal contribution to the business.

Within the parameters of the current program, the Committee annually reviews executive compensation and recommends to the Board for its approval appropriate modifications including specific amounts and types of compensation for the senior and executive officers. The Committee is responsible for the compensation of the CEO and reviews for consideration the recommendations of the CEO regarding compensation of other senior and executive officers.

The Committee recommended based on its review and discussion with management, that the Board of Director’s include the compensation discussion and analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Members of the Bank’s Compensation Committee:
Patricia Benetti
A. J. Brauer
Lydia G. Brackney
Jon Thompson
Tom Grove

TRANSACTIONS WITH OFFICERS AND BOARD MEMBERS

During the 2006 fiscal year, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers, directors and principal shareholders of the Company (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank. These loans have been, and are presently, subject to no more than the normal risk of collectibility and present no other unfavorable features. The amount of loans to directors, executive officers and principal shareholders of the Company (including certain executive officers of the Bank) and their associates as a group at December 31, 2006, was $3,428,851. As of the date of this proxy statement, all of these loans were performing loans.

PROPOSALS OF SHAREHOLDERS

Under Section 1.8 of the Company’s Bylaws, unless otherwise permitted by the Board of Directors, any business, including without limitation nominations of directors, may be properly brought before an annual shareholders’ meeting, or before any special meeting of shareholders, by a shareholder only upon the shareholder's timely notice in writing to the secretary of the Company. To be timely, a shareholder's written notice must be physically received at the principal executive offices of the Company not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting. A shareholder's notice under this provision shall set forth (i) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of the Company which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number or shares of stock, if any, of the Company which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

In addition, shareholder proposals intended for inclusion in the proxy materials for the Company’s 2008 Annual Meeting of Shareholders must be received by the Company no later than November 23, 2007. Any such proposals should be directed to: Corporate Secretary, Oregon Pacific Bancorp, 1355 Highway 101, P.O. Box 22000, Florence, Oregon 97439.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the 2007 Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders and as described in this Proxy Statement, and has no present knowledge that any others intend to present business at the 2007 Annual Meeting. However, if other matters requiring a shareholders vote properly come before the 2007 Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

ANNUAL REPORT

A copy of the Company’s 2006 Annual Report to Shareholders accompanies this Proxy Statement.

AVAILABILITY OF FORM 10-K AND OTHER INFORMATION

A full copy (without exhibits) of the Company’s Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission is available free of charge upon written request. Please direct the request to Oregon Pacific Bancorp, P.O. Box 22000, Florence, Oregon, 97439. The Company’s filings under the Exchange Act, including exhibits, may also be accessed over the Internet through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of any exhibits attached to such Form 10-K are available from the Company at a charge of $.25 per page, the Company’s reasonable expense for copying and mailing such materials, upon written request.

By Order of the Board of Directors

Joanne Forsberg
Secretary & Chief Financial Officer

Florence, Oregon
March 29, 2007

REVOCABLE PROXY
OREGON PACIFIC BANCORP

☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE

PROXY FOR THE ANNUAL MEETING OF	1. Election of Directors. Elect the		With-	For All
SHAREHOLDERS TO BE HELD APRIL 26, 2007	following four nominees to serve	For	hold	Except
THIS PROXY IS SOLICITED ON BEHALF OF	as directors for a three-year term	☐	☐	☐
THE BOARD OF DIRECTORS	or until their respective successors
are elected and qualified.

	Thomas K. Grove	Robert R. King
	Jon Thompson	James P. Clark

The undersigned hereby appoints James P. Clark and A.J. Brauer, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Oregon Pacific Bancorp held of record by the undersigned on March 9, 2007 at the Annual Meeting of Shareholders to be held on April 26, 2007.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES”.

When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

Please be sure to sign and date	Date
this Proxy in the box below.

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é  Detach above card, sign, date and mail in postage paid envelope provided.   é
OREGON PACIFIC BANCORP

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